Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-288382) dated July 23, 2025 and related Prospectus of Tamboran Resources Corporation and to the incorporation by reference therein of our report dated September 20, 2024, with respect to the consolidated financial statements of Tamboran Resources Corporation, included in its Annual Report (Form 10-K) for the year ended June 30, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Sydney, Australia
July 23, 2025